IASG Announces Fourth Quarter and Fiscal 2006 Financial Results

Albany, N.Y. - March 16, 2007 - Integrated Alarm Services Group, Inc. (NASDAQ: IASG) a total solution provider to independent security alarm dealers located throughout the United States announced results for the fourth quarter and fiscal year 2006 ended December 31, 2006.

Revenue for the fourth quarter ending December 31, 2006 was $24.1 million down 6 percent from fiscal 2005 fourth quarter revenue of $25.6 million. The net loss for the fourth quarter was $4.7 million, or $0.19 per share, compared to a net loss of $8.0 million, or $0.32 per share, in the fourth quarter of 2005.

Revenue for fiscal 2006 was $94.4 million down 5 percent from fiscal 2005 revenue of $99.2 million. The net loss for fiscal 2006 was $83.9 million, or $3.44 per share compared to a net loss of $22.3 million, or $0.91 per share for 2005. For the full year 2006 the aggregate owned portfolio annualized attrition rate was 12.9 percent versus 13.7 percent for fiscal 2005.

During the third quarter of fiscal 2006 IASG, as it has in past years, performed its annual impairment test under Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets. After evaluating financial forecasts, operating trends, and comparison of IASG’s third quarter common share price to the Company’s book value per share, the Company determined that goodwill was impaired at September 30, 2006. As a result, a non-cash goodwill charge of $65 million was recorded in the third quarter of 2006 and is included in the full-year fiscal 2006 net loss.

In announcing the fourth quarter and year-end results, Charles May, President and Chief Executive Officer said, “The major event of the fourth quarter and for that matter fiscal 2006 was the December 20th announced agreement for IASG to merge with Protection One, Inc. Under the terms of the merger agreement, IASG shareholders will receive shares representing ownership of approximately 28% of the merged company outstanding.”

May continued, “Our ability to enter into the merger agreement with Protection One is in large part a result of IASG’s good operating progress made in 2006. IASG is a much better alarm company than it was this time last year. Excluding the non-cash goodwill impairment charge, the 2006 net loss decreased by 15% from 2005. This is the result of effective work by a diligent group of employees operating in challenging times.”

May concluded, “The proposed merger agreement which carries the unanimous endorsement of the IASG Board of Directors is slated for vote of IASG shareholders on March 27, 2007. I encourage all shareholders to vote in this important matter for our Company.”

At December 31, 2006, IASG had $13.7 million in cash, $12.3 million of secured notes receivable from dealers’ and stockholders’ equity of $36.6 million. The Company had $125.8 million of debt and capital leases at December 31, 2006. IASG had no outstanding balance on the $30 million senior credit facility at the end of 2006.

IASG Portfolio Data:

Annualized Attrition Rate

IASG Owned Portfolio	1st Qtr 2006	2nd Qtr 2006	3rd Qtr 2006	4th Qtr 2006	Full Year 2006
Legacy Portfolio	12.1%	11.8%	16.3%	16.9%	13.5%
Residential since IPO	12.1%	11.9%	21.0%	15.4%	14.3%
Total Residential	12.1%	11.9%	19.6%	15.8%	14.1%
Commercial since IPO	5.3%	12.5%	11.1%	7.6%	8.8%
Total Retail	10.6%	12.0%	17.6%	14.0%	12.9%

Annualized Growth Rate—excluding acquisitions

Wholesale Monitoring Accts	(4.8%)	14.7%	(5.6%)	9.3%	2.9%

IASG ended fiscal 2006 with an owned portfolio of approximately 145,000 contract equivalents generating RMR of approximately $4.3 million and wholesale monitoring of approximately 765,000 alarms (including IASG’s owned portfolio accounts) generating approximately $3.1 million in RMR ($.5 million from owned accounts). Revenue from the owned portfolio is split approximately 77 percent residential and 23 percent commercial.

The Company employed 682 employees at December 31, 2006 down from 837 a year earlier.

See the attached financial highlights for the fourth quarter of 2006 and the year ended December 31, 2006.
About IASG

Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG’s services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with approximately 4,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG please visit our web site at http://www.iasg.us.

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because IASG’s actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and regulations effecting our company and business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in IASG’s Form 10-K report for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on March 16, 2007, and other reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

CONTACT:

Integrated Alarm Services Group, Inc.
Investor Relations:
Joseph L. Reinhart
518 426-1515

Integrated Alarm Services Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
	2005	2006
	(in thousands, except for share data)
Assets
Current assets:
Cash and cash equivalents	$16,239	$13,664
Current portion of notes receivable	6,108	4,154
Accounts receivable less allowance for doubtful
accounts of $847 in 2005 and $483 in 2006	5,158	5,673
Inventories	1,477	1,378
Prepaid expenses	1,084	1,533
Due from related parties	87	159
Total current assets	30,153	26,561
Property and equipment, net	7,843	8,094
Notes receivable net of current portion and allowance
for doubtful accounts of $246 in 2005 and $302 in 2006	10,085	6,333
Dealer relationships, net	33,000	28,475
Customer contracts, net	80,532	70,003
Deferred customer acquisition costs, net	7,874	8,314
Goodwill	94,919	26,233
Debt issuance costs, net	4,596	3,630
Assets of business transferred	-	7,687
Other identifiable intangibles, net	2,790	2,154
Restricted cash	758	1,063
Other assets	524	169
Total assets	$273,074	$188,716

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of capital lease obligations	$350	$321
Accounts payable	2,306	1,190
Accrued expenses	9,256	9,223
Current portion of deferred revenue	7,693	6,399
Current portion of deferred revenue - bundled arrangments	1,031	1,200
Other liabilities	390	593
Due to related parties	61	110
Total current liabilities	21,087	19,036

Long-term debt	125,000	125,000
Capital lease obligations, net of current portion	461	515
Deferred revenue, net of current portion	84	37
Deferred revenue - bundled arrangments, net of current portion	4,746	5,312
Liabilities of business transferred	-	1,043
Advance payment	-	762
Deferred income taxes	1,582	426
Other liabilities	-	-
Total liabilities	152,960	152,131

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized
3,000,000 shares, none issued and outstanding	-	-
Common stock, $0.001 par value, authorized
100,000,000 shares, 24,681,462 shares issued	25	25
Paid-in capital	207,162	207,548
Accumulated deficit	(86,073)	(169,988)
Treasury stock - common, at cost, 312,626 shares
in 2005 and 2006	(1,000)	(1,000)
Total stockholders' equity	120,114	36,585
Total liabilities and stockholders' equity	$273,074	$188,716

Integrated Alarm Services Group, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended December 31,		For the Years Ended December 31,

	2005	2006	2005	2006
	(in thousands, except share and per share data)
	(unaudited)
Revenue:
Monitoring fees	$8,020	$8,058	$31,441	$31,854
Revenue from customer accounts	13,607	13,073	56,843	52,096
Related party monitoring fees	25	25	122	100
Service, installation and other revenue	3,935	2,939	10,828	10,314
Total revenue	25,587	24,095	99,234	94,364

Expenses:
Cost of revenue (excluding depreciation and amortization)	11,852	9,737	43,381	38,165
Selling and marketing	1,235	1,355	4,977	5,298
Depreciation and amortization	7,702	6,312	28,572	27,166
(Gain) loss on sale or disposal of assets	257	(19)	1,032	(124)
Loss on business transferred	-	513	-	1,013
General and administrative	9,196	8,276	29,790	29,975
Impairment of goodwill	-	-	-	65,000
Total expenses	30,242	26,174	107,752	166,493

Income (loss) from operations	(4,655)	(2,079)	(8,518)	(72,129)
Other income (expense):
Amortization of debt issuance costs	(242)	(245)	(1,080)	(973)
Interest expense	(4,208)	(3,756)	(17,009)	(16,244)
Interest income	1,314	1,110	4,838	4,418
Income (loss) before income taxes	(7,791)	(4,970)	(21,769)	(84,928)
Income tax expense (benefit)	187	(256)	563	(1,013)
Net income (loss)	$(7,978)	$(4,714)	$(22,332)	$(83,915)
Basic and diluted income (loss) per share	$(0.32)	$(0.19)	$(0.91)	$(3.44)
Weighted average number of common shares outstanding	24,605,035	24,368,836	24,662,198	24,368,836

Integrated Alarm Services Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Years ended December 31,
	2004	2005	2006
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(11,717)	$(22,332)	$(83,915)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	23,013	28,572	27,166
Amortization of deferred customer acquisition costs , net	197	589	784
Amortization of debt issuance costs	1,750	1,080	973
Interest expense - non-cash, notes	876	569	-
Stock options issued to consultant	13	-	-
Stock-based compensation	-	-	386
Provision for bad debts	1,390	1,191	393
Deferred income taxes	353	470	(1,156)
Earned discount on notes receivable	(151)	(1,350)	(924)
Loss on business transferred	-	-	1,013
(Gain) loss on sale of customer contracts and accounts receivable	-	132	(50)
(Gain) loss on sale or disposal of assets	(135)	900	(68)
Gain on settlement of notes receivable	(49)	-	-
Goodwill impairment	-	-	65,000
Changes in assets and liabilities, net of effects of
acquisitions and non-cash transactions:
Accounts receivable	(1,158)	171	(899)
Prepaid expenses
Inventories	(57)	(243)	49
Prepaid expenses	465	44	(449)
Other assets	(193)	(254)	211
Deferred customer acquistion costs	(6,351)	(3,631)	(2,767)
Due from/to related parties	12	41	(23)
Accounts payable and accrued expenses	2,252	1,098	(804)
Deferred revenue	(1,006)	(1,404)	(1,024)
Deferred revenue-bundled arrangements	4,997	2,226	2,268
Other liabilities	(352)	230	203
Net cash provided by operating activities	14,149	8,099	6,367
Cash flows from investing activities:
Purchase of property and equipment	(3,150)	(2,873)	(2,704)
Proceeds from sale of property and equipment	177	57	84
Purchase of customer contracts and dealer relationships	(14,713)	(13,635)	(13,303)
Proceeds from sale of customer contracts and accounts receivable	4,596	473	370
Financing of dealer loans	(4,670)	(6,016)	(6,996)
Repayment of dealer loans	5,559	29,580	13,889
Decrease (increase) in restricted cash	343	(1)	(305)
Proceeds from net assets of business transferred	-	-	385
Reimbursement of attrition guarantee withhold related to PSI acquisition	-	(1,427)	-
Business acquisitions, net of cash acquired	(64,908)	(22,506)	(33)
Net cash used in investing activities	(76,766)	(16,348)	(8,613)
Cash flows from financing activities:
Proceeds of borrowing on line of credit	-	3,000	-
Proceeds of long-term debt	125,000	-	-
Proceeds of borrowing from related party	-	2,500	-
Repayment of borrowing on line of credit	-	(3,000)	-
Repayment of long-term debt	(60,242)	(5,225)	-
Repayment of borrowing from related party	-	(2,500)	-
Payments of obligations under capital leases	(718)	(488)	(329)
Debt issuance costs	(5,304)	(354)	-
Purchase of treasury stock	-	(1,000)	-
Net cash provided by (used in) financing activities	58,736	(7,067)	(329)

Net increase (decrease) in cash and cash equivalents for the year	(3,881)	(15,316)	(2,575)
Cash and cash equivalents at beginning of year	35,436	31,555	16,239
Cash and cash equivalents at end of year	$31,555	$16,239	$13,664

Supplemental disclosure of cash flow information:
Interest paid	$5,486	$15,991	$16,492
Income taxes paid	$417	$12	$145

Supplemental disclosure of non-cash items:
Net assets of business transferred	$-	$-	$6,267
Debt converted to common stock	$275	$-	$-
Notes receivable converted to customer contracts	$2,441	$3,511	$725
Equipment financed under capital lease obligations	$868	$264	$519